Exhibit 10.41

VISHAY INTERTECHNOLOGY, INC.
63 LANCASTER AVENUE
MALVERN, PENNSYLVANIA 19355

January 13, 2025

Mr. Roy Shoshani

Re:	Amendment #2 to Employment Agreement

Dear Roy:

Reference is made to that certain Employment Agreement between you, Siliconix incorporated and Vishay Intertechnology, Inc. dated July 14, 2022 and amended on February 27, 2024 (the “Employment Agreement”).  The Employment Agreement is further amended as described below:

1. Effective as of January 13, 2025, section 3.1 of the Employment Agreement is replaced in its entirety with the following:

Position.  During the Term, Executive shall serve as Vishay’s Executive Vice President -- Chief Operating Officer of Semiconductors and Chief Technical Officer, or any other position(s) agreed by the parties, reporting directly to the Chief Executive Officer of Vishay or such other individual as may be designated by the Chief Executive Officer of Vishay from time to time.

2. Effective as of January 1, 2025, the first sentence of Section 4.1 of the Employment Agreement is replaced in its entirety with the following:

Base Salary.  Vishay Siliconix shall pay Executive base salary at a rate of not less than $690,800 per year (as adjusted from time to time, the “Base Salary”).

You expressly consent to this amendment to the Employment Agreement and therefore agree that the changes in your employment terms described herein, including the associated changes in your duties and responsibilities, do not create a basis for you to resign from employment with Good Reason (as defined in the Employment Agreement).

Except as otherwise set forth herein, the terms and conditions of the Employment Agreement remain unchanged.

This letter agreement may be executed in multiple counterparts, each of which shall be deemed an original agreement and all of which shall constitute one and the same agreement. The counterparts of this letter agreement may be executed and delivered by facsimile or other electronic signature (including portable document format) by any of the parties and the receiving parties may rely on the receipt of such document so executed and delivered electronically or by facsimile as if the original had been received.

To confirm your agreement with the foregoing, please countersign this letter agreement in the space below provided.

SILICONIX INCORPORATED
/s/ Peter Henrici
By:	Name: Title:	Peter Henrici Secretary

VISHAY INTERTECHNOLOGY, INC.
/s/ Peter Henrici
By:	Name: Title:	Peter Henrici EVP – Corporate Development
Accepted and agreed:
/s/ Roy Shoshani
ROY SHOSHANI
DATE: January 13, 2025